UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2013

Wolverine World Wide, Inc.

(Exact Name of Registrant as
Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-06024 (Commission File Number)	38-1185150 (IRS Employer Identification No.)

9341 Courtland Drive Rockford, Michigan (Address of Principal Executive Offices)	49351 (Zip Code)

Registrant’s telephone number, including area code:  (616) 866-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                             Entry into a Material Definitive Agreement.

On October 10, 2013, Wolverine World Wide, Inc. (the “Company”) entered into a Replacement Facility Amendment (the “Amendment”) to its Credit Agreement, dated as of July 31, 2012 (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent and as a lender, J.P. Morgan Europe Limited, as foreign currency agent, Wells Fargo Bank, National Association, as syndication agent and as a lender, Fifth Third Bank, as documentation agent and as a lender, PNC Bank, National Association, as documentation agent and as a lender and the other lenders party thereto.  The Amendment amended the Credit Agreement to, among other things, (i) provide for (a) a $775 million term loan A facility (the “Term Facility”), the proceeds of which will refinance the outstanding obligations under the Credit Agreement, and (b) a $200 million revolving loan facility (the “Revolving Facility” and, together with the Term Facility, the “Senior Credit Facilities”), (ii) allow for incremental facilities that, taken together with the Senior Credit Facilities, do not exceed $1,350 million in the aggregate, and (iii) reduce the interest rates applicable to the Senior Credit Facilities, as described below.

Loans under the Senior Credit Facilities will bear interest at a variable rate equal to either the applicable base rate or LIBOR, plus in each case an interest margin determined by the Company’s net total leverage ratio, with a range of base rate margins from 0.375% to 1.25%, and a range of LIBOR margins from 1.375% to 2.25%.

The maturity date of the loans under the Senior Credit Facilities is October 10, 2018.

The foregoing summary is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.03                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 9, 2013, the Board of Directors (the “Board”) of the Company adopted Amended and Restated By-Laws (the “By-Laws”).  The By-Laws became effective immediately upon their adoption by the Board.  A description of the changes to the former By-Laws is provided below.

•                  Recess, Adjournment and Postponement of Stockholder Meetings:  The revised By-Laws clarify certain procedures related to the recess, adjournment and postponement of stockholder meetings.  (Article II, Sections 4(b), 7 and 11; Article III, Section 1(f))

•                  Close of Business Definition:  The revised By-Laws define the term “close of business.”  (Article II, Section 4(f); Article III, Section 1(f)(v))

•                  Stockholder Voting Standard:  The revised By-Laws clarify that, other than with respect to the election of directors or as required by applicable law or the Company’s Certificate of Incorporation, the vote of a majority of the Company’s stock having voting power present in person or represented by proxy and entitled to vote on the subject matter will decide any question brought before a stockholder meeting.  (Article II, Section 8)

•                  Director Vacancies:  The revised By-Laws clarify that Board vacancies may be filled by the sole remaining director when only one director remains on the Board.  (Article III, Section 1(c))

•                  Waiver of Notice by Electronic Transmission:  The revised By-Laws provide for the waiver of notice by electronic transmission.  (Article III, Section 4; Article IV, Section 2)

•                  Board Quorum:  The revised Bylaws clarify that a majority of the total number of directors then authorized constitutes a quorum for the transaction of business at a meeting of the Board.  (Article III, Section 7)

•                  Record Date for Stockholder Action by Written Consent:  The revised By-Laws provide that when stockholders request that the Board fix a record date for a stockholder action by written consent, and the Board does not fix a record date within 10 days following the receipt of such a request, the record date will be the first date after the expiration of the 10-day time period following the date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company.  (Article III, Section 14)

The amendments to the By-Laws also include immaterial language changes and clarifying or conforming changes.  The preceding description is qualified in its entirety by reference to the Amended and Restated By-Laws, which are filed as Exhibit 3.1 to this report and are incorporated herein by reference.

Item 9.01                             Financial Statements and Exhibits.

(d)                  Exhibits:

3.1	Amended and Restated By-Laws.

10.1	Replacement Facility Amendment, dated as of October 10, 2013, among Wolverine World Wide, Inc., the lenders party thereto, and JPMorgan Chase Bank, N.A. as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 10, 2013	WOLVERINE WORLD WIDE, INC.
(Registrant)

/s/ Donald T. Grimes
Donald T. Grimes
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Document

3.1	Amended and Restated By-Laws.

10.1	Replacement Facility Amendment, dated as of October 10, 2013, among Wolverine World Wide, Inc., the lenders party thereto, and JPMorgan Chase Bank, N.A. as administrative agent.